                         INDIVIDUAL RETIREMENT ACCOUNT
			     DISCLOSURE STATEMENT
			    AND CUSTODIAL AGREEMENT







			     WARBURG PINCUS FUNDS

			     DISCLOSURE STATEMENT

ESTABLISHING YOUR IRA

         This Disclosure Statement contains information about your Individual Retirement Custodial Account with State Street Bank and Trust Company as Custodian. Your IRA gives you several tax benefits. Earnings on the assets held in your IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your IRA contribution on your federal income tax return. State income tax treatment of your IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

         All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

         You may revoke a newly established IRA at any time within seven days after the date on which you receive this Disclosure Statement.
An IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

         To revoke your IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Questions pertaining to the revocation of your IRA should be directed to our IRA department by calling toll-free 800-888-6878. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your IRA within the seven-day period, you are entitled to a return of the entire amount you contributed into your IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

FEES AND EXPENSES

CUSTODIAN'S FEES

	The following fee will be imposed by the Custodian for maintaining your IRA.

	Annual Custodial Fee Per IRA                       $10
	The following are additional fees that may be imposed by the Custodian for maintaining your IRA.
        One-Time Fee for Lump-Sum
	  Withdrawal                                       $10
        Fee for Periodic Withdrawal
	          (Per Withdrawal)                          $2

GENERAL FEE POLICIES

         (TM) Fees may be paid by you directly or the Custodian may deduct them from your IRA.

         (TM) Annual $10 Custodial Fee will be waived if your Warburg Pincus IRA, with State Street Bank and Trust Company as the Custodian, has a balance of $10,000 or more at the end of the year.

         (TM) Fees (including the Custodial Fee waiver) may be changed upon 30 days written notice to you.

         (TM) The full annual Custodial Fee will be charged for any calendar year during which you have an IRA with us. This fee is not prorated for periods of less than one full year. The fee must be received by December 31 of each year or it will be automatically deducted from your account.

         (TM) Termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

         (TM) The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

OTHER CHARGES

         (TM) There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your IRA is invested. Be sure to read carefully the current prospectus of any Fund you are considering as an investment for your IRA for a description of applicable charges.

ELIGIBILITY

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR AN IRA?

         You are eligible to establish and contribute to an IRA for a year if:

         (TM)  You  received   compensation   (or  earned   income  if  you are
	       self-employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

         (TM)   You did not reach age 701/2 during the year.

CAN I CONTRIBUTE TO AN IRA FOR MY SPOUSE?

         For each year before the year when your spouse attains age 701/2, you can contribute to a separate IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a spousal IRA for your spouse, you must file a joint tax return and your spouse must either have no compensation or earned income, or must elect to be treated as having no compensation or earned income for that year. For a spousal IRA, your spouse must set up a different IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

WHEN CAN I MAKE CONTRIBUTIONS TO AN IRA?

         You may make a contribution to your existing IRA or establish a new IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

HOW MUCH CAN I CONTRIBUTE TO MY IRA?

         For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

However, under the tax laws, all or a portion of your contribution may not be deductible.

If you and your spouse have spousal IRAs, you may contribute  each year up to a
	       maximum of $2,250 from your compensation (or earned income) to both spousal IRAs. You may divide the contribution between the spousal IRAs as you wish, as long as you do not contribute more than $2,000 to either of the spousal IRAs.

HOW DO I KNOW IF MY CONTRIBUTION IS TAX-DEDUCTIBLE?

	The deductibility of your contribution depends upon whether you are (or your spouse is) an active participant in any employer-sponsored retirement plan. If neither you nor your spouse is an active participant, the entire IRA contribution is deductible.

	If either you or your spouse is an active participant, your IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income.

HOW DO I DETERMINE MY OR MY SPOUSE'S "ACTIVE PARTICIPANT" STATUS?

	Your IRS Form W-2 (or your spouse's W-2) should indicate if you were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

	In one situation, your spouse's "active participant" status will not affect the deductibility of your contributions to your IRA. This rule applies only if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

WHAT ARE THE  DEDUCTION RESTRICTIONS?

	The portion of your contribution that is deductible depends upon your filing status and the amount of your modified adjusted gross income ("AGI"). The following chart shows the deduction rules.



         IF YOUR MODIFIED                    IF YOU ARE COVERED BY A RETIREMENT PLAN AT WORK
         AGI1 IS:                                       AND YOUR FILING STATUS IS:



                                (TM)  Single            (TM)  Married filing          (TM)  Married filing
                                (TM)  Head of                 jointly (even if              separately2
                                      household               your spouse is not
							      covered by a plan
							      at work)

                                                        (TM)  Qualifying
                                                              widow(er)





         AT       BUT LESS
         LEAST    THAN              YOU CAN TAKE                YOU CAN TAKE            YOU CAN TAKE

        $-0-      $10,000        Full deduction                Full deduction         Partial deduction
        $10,000   $25,000        Full deduction                Full deduction         No deduction
        $25,000   $35,000        Partial deduction             Full deduction         No deduction
        $35,000   $40,000        No deduction                  Full deduction         No deduction
        $40,000   $50,000        No deduction                  Partial deduction      No deduction
        $50,000 or over          No deduction                  No deduction           No deduction




         If Your Modified                    If You Are Not Covered by a Retirement Plan at Work
         AGI1 Is:                                      And Your Filing Status Is:

                                 (TM)  Married filing          (TM)  Single    (TM)  Married filing     (TM)  Married filing
                                       jointly (and            (TM)  Head of         jointly or               separately (even if
                                       your spouse is                household       separately (and          your spouse is
                                       covered by a plan                             your spouse is not       covered by a plan
                                       at work)                                      covered by a plan        at work)3
                                                                                     at work)
         AT       BUT LESS
         LEAST    THAN              YOU CAN TAKE                YOU CAN TAKE           YOU CAN TAKE

        $-0-      $10,000        Full deduction
        $10,000   $25,000        Full deduction
        $25,000   $35,000        Full deduction                Full deduction         Full deduction            Full deduction
        $35,000   $40,000        Full deduction
        $40,000   $50,000        Partial deduction
        $50,000 or over          No deduction

_________________

1 Modified AGI (adjusted gross income) is: (1) for IRS Form 1040A-the amount on line 14 increased by any excluded Series EE bond interest shown on IRS Form 8815, Exclusion of interest from Series EE U.S. Savings Bonds issued after 1989, or (2) for IRS Form 1040-the amount on line 31, figured without taking into account any IRA deduction or any foreign earned income exclusion and foreign housing exclusion (deduction), or any Series EE bond interest exclusion from IRS Form 8815.

2 If you did not live with your spouse at any time during the year, your filing status is considered, for this purpose, as Single (therefore your IRA deduction is determined under the "Single" column).

3 You are entitled to the full deduction only if you did not live with your spouse at any time during the year. If you did live with your spouse during the year, you are, for this purpose, treated as though you are covered
by a  retirement  plan at work (therefore,   your  IRA  deduction  is
determined under the "Married Filing Separately" column in the "If You Are Covered by a Retirement Plan..." section of the chart).

HOW DO I  CALCULATE  MY  DEDUCTION  IF I FALL  IN THE  "PARTIAL DEDUCTION"
RANGE?

         If your modified AGI falls in the partial deduction range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your modified AGI exceeds the lower limit of the partial deduction range ($25,000 if single, or $40,000 if married filing jointly). The denominator is $10,000. Subtract this from your contribution and then round up to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

         For example, assume that you make a $2,000 contribution to your IRA in a year in which you are an active participant in your employer's retirement plan. Also assume that your modified AGI for the year is $47,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

         1) The amount by which your modified AGI exceeds the lower limit of the partial deduction range:
	     ($47,555 - $40,000) = $7,555

         2)  Divide this by $10,000:
             $7,555
	     -------
             $10,000 = 0.7555

         3)  Multiply this by your contribution:
             0.7555 x $2,000 = $1,511

         4)  Subtract this from your contribution:
             ($2,000 - $1,511) = $489

         5)  Round this up to the nearest $10: = $490

         6) Your deductible contribution is the greater of this amount or $200.

         Even though part or all of your contribution is not deductible, you may still contribute to your IRA up to the limit on contributions ($2,000, or $2,250 for spousal IRAs). When you file your tax return for the year, you must designate the amount of nondeductible IRA contributions for the year. See IRS Form 8606.

HOW DO I DETERMINE MY MODIFIED AGI?

          Modified AGI is your gross income minus those deductions that are available to all taxpayers even if they don't itemize. Instructions to calculate your modified AGI are provided with your IRS Form 1040 or 1040A.

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY IRA?

         The maximum contribution you can make to an IRA is $2,000 ($2,250 for spousal IRAs) or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

         Excess  contributions may be corrected without paying a 6% penalty.
To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 591/2.



WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

         Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

         Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all IRAs do not exceed $2,250 and (2) you did not take a deduction for the excess contribution (or you file an amended return, Form 1040X, which removes the excess contribution).

HOW ARE EXCESS CONTRIBUTIONS TREATED IF NONE OF THE PRECEDING RULES APPLY?

         Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

         Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

TRANSFERS/ROLLOVERS

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO AN IRA?

         Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to an IRA. The main exceptions are:

         (TM)  payments over the lifetime or life expectancy of the participant
    (or p      articipant and a designated beneficiary);

         (TM)  installment payments for a period of 10 years or more;

         (TM)  required distributions starting at age 701/2; and

         (TM)  payments of employee after-tax contributions.

         If you are eligible to receive a distribution from a tax-qualified retirement plan as a result of, for example, termination of
employment,  plan discontinuance,   or  retirement,  all  or  part  of  the
distribution may be transferred directly into your IRA. This is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

         The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 701/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A regular rollover to an IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

NOTE: A QUALIFIED PLAN ADMINISTRATOR OR 403(B) SPONSOR MUST WITHHOLD 20% OF YOUR DISTRIBUTION FOR FEDERAL INCOME TAXES UNLESS YOU ELECT A DIRECT
ROLLOVER. YOUR PLAN OR 403(B) SPONSOR IS REQUIRED TO PROVIDE YOU WITH INFORMATION ABOUT DIRECT AND REGULAR ROLLOVERS AND WITHHOLDING TAXES BEFORE YOU RECEIVE YOUR DISTRIBUTION AND MUST COMPLY WITH YOUR DIRECTIONS TO MAKE A DIRECT ROLLOVER.

         The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

ONCE I HAVE ROLLED OVER A PLAN DISTRIBUTION INTO AN IRA, CAN I SUBSEQUENTLY ROLL OVER INTO ANOTHER EMPLOYER'S QUALIFIED RETIREMENT PLAN?

         Yes. Part or all of an eligible distribution received from a qualified plan may be transferred to another qualified plan through the medium of an IRA. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any regular IRA contributions. Also, the new qualified plan must accept rollovers.

HOW OFTEN CAN I MAKE A REGULAR ROLLOVER FROM MY IRA TO ANOTHER IRA?

         You may make a regular rollover from one IRA to another only once in any 365-day period. This rule applies to each individual IRA.

WHAT HAPPENS IF I COMBINE ROLLOVER CONTRIBUTIONS WITH MY REGULAR CONTRIBUTIONS IN ONE IRA?

         If you wish to make both a regular annual contribution and a rollover contribution, you may wish to open two separate IRAs by completing two adoption agreements and two sets of forms. You should consult a tax advisor before making your regular contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your regular contributions). This is because combining your regular annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover of the assets of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your regular contributions, you should establish the account as an Accumulation IRA on the Adoption Agreement and make the contributions to that account.

HOW DO ROLLOVERS AFFECT MY CONTRIBUTION OR DEDUCTION LIMITS?

         Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

INVESTMENTS

HOW ARE MY IRA CONTRIBUTIONS INVESTED?

         You control the investment and reinvestment of contributions to your IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your IRA or in an investment selection form included with your IRA Adoption Agreement. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your IRA will generally be effected at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

         Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

         Because you control the selection of investments for your IRA, the growth in value of your IRA cannot be guaranteed or projected.

ARE THERE ANY RESTRICTIONS ON THE USE OF MY IRA ASSETS?

         The tax-exempt status of your IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your IRA will be includible in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your IRA may also be subject to a 10% penalty tax as a premature withdrawal if you have not yet reached the age of 591/2.

         Any investment in a collectible (for example, rare stamps) by your IRA is treated as a taxable withdrawal; the only exception involves certain types of government-sponsored coins.

WHAT IS A PROHIBITED TRANSACTION?

         Generally, a prohibited transaction is any improper use of the assets in your IRA. Some examples of prohibited transactions are:

         (TM) Direct or indirect sale or exchange of property between you and your IRA.

         (TM) Transfer of any property from your IRA to yourself or from yourself to your IRA.

         Your IRA could lose its tax-exempt status if you use all or part of your interest in your IRA as security for a loan or borrow any money from your IRA. Any portion of your IRA used as security for a loan will be taxed as ordinary income in the year in which the money is borrowed. If you are under age 591/2, this amount will also be subject to a 10% penalty tax as a premature distribution.

WITHDRAWALS

WHEN CAN I MAKE WITHDRAWALS FROM MY IRA?

         You may withdraw from your IRA at any time. However, withdrawals before age 591/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

WHEN MUST I START MAKING WITHDRAWALS?

         If you have not withdrawn your entire IRA by the April 1 following the year in which you reach age 701/2, you must make minimum withdrawals in order to avoid penalty taxes. The minimum withdrawal amount is determined by dividing the balance in your IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance.

         The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

HOW ARE WITHDRAWALS FROM MY IRA TAXED?

         Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump-sum withdrawals from an IRA are not eligible for averaging treatment available to certain lump-sum distributions from qualified employer retirement plans.

         Since the purpose of the IRA is to accumulate funds for retirement, your receipt or use of any portion of your IRA before you attain age 591/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

         The 10% penalty tax for early withdrawal will not apply if the distribution:

         (TM)  was a result of your death or disability; or

         (TM) is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

         If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your IRA in a lump sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 591/2.

HOW ARE NONDEDUCTIBLE CONTRIBUTIONS TAXED WHEN THEY ARE WITHDRAWN?

         A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible IRA contributions, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn that bears the same ratio as your total nondeductible IRA contributions bear to the total balance of all your IRAs (including rollover IRAs and SEPs).

         For example, assume that you made the following IRA contributions:

         Year     Deductible        Nondeductible

         1988     $2,000
         1989     $2,000
         1990     $1,000              $1,000
         1991                         $1,000
		  ------              ------
                  $5,000              $2,000
		  ------              ------
		  ------              ------

         In addition, assume that your IRA has total investment earnings through 1992 of $1,000. During 1992 you withdraw $500. Your total account balance as of 12/31/92 is $7,500 as shown below.

         Deductible Contributions           $5,000
         Nondeductible Contributions        $2,000
         Earnings on IRAs                   $1,000
         Less 1992 Withdrawal              ($  500)
					   --------
         Total Account Balance
                          as of 12/31/92    $7,500
					   --------
					   --------

         To determine the nontaxable portion of your 1992 withdrawal, the total 1992 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1992 withdrawal ($2,000). The denominator is the total account balance as of 12/31/92 ($7,500) plus the 1992 withdrawal ($500) or $8,000.
The calculation is:

         Total Remaining
         Nondeductible
         Contributions              $2,000
                                            x      $500     =        $125
	-------------------------  --------
         Total Account Balance      $8,000
              Plus Withdrawal

         Thus, $125 of the $500 withdrawal in 1992 will not be included in your taxable income. The remaining $375 will be taxable for 1992. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

         A loss in your IRA investment may be deductible. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.

TAX MATTERS

WHAT IRA REPORTS DOES THE CUSTODIAN ISSUE?

         The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

         The Custodian will report to the IRS the year-end value of your account and the amount of any rollover or accumulation contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15 for the prior year be clearly designated as such.

WHAT TAX INFORMATION MUST I REPORT TO THE IRS?

         You must file IRS Form 5329 with the IRS for each taxable year for which you made an excess contribution, or you take a premature withdrawal, or you withdraw less than the required minimum amount from your IRA.

         You must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use IRS Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

ARE IRA WITHDRAWALS SUBJECT TO WITHHOLDING?

         Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your IRA, unless you elect not to have tax withheld. Withdrawals from an IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ARE THE EARNINGS ON MY IRA FUNDS TAXED?

         Any earnings on investments held in your IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax-exempt status of your IRA is revoked.

ACCOUNT TERMINATION

         You may terminate your IRA at any time after its establishment by sending a complete IRA Distribution Form, or a transfer authorization form, to:


			     Warburg Pincus Funds
			     c/o State Street Bank
			       And Trust Company
         			 P.O. Box 9030
			     Boston, MA 02205-9030

         Your IRA with State Street Bank and Trust Company will terminate upon the first to occur of the following:

	(TM) The date your properly executed IRA Distribution Form (as described above) is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

        (TM) The date the IRA ceases to qualify under the tax code. This will be deemed a termination.

        (TM)  The transfer of the IRA to another custodian/trustee.

        (TM) The rollover of the amounts in the IRA to another custodian/trustee.

        (TM) The written notice of revocation to the Custodian within seven days of receipt of this Disclosure Statement.

	Any outstanding fees must be received prior to such a termination of your account. Otherwise such fees may be deducted from the proceeds of your IRA.

	The amount you receive from your IRA will be treated as a withdrawal, and thus the rules relating to IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 591/2, the 10% early withdrawal penalty may apply on the amount you receive.


IRA DOCUMENTS

         The terms contained in Articles I to VII of the State Street Bank and Trust Company Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing an individual retirement custodial account that meets the requirements of the tax laws for a valid IRA. This IRS approval relates only to the form of Articles I to VIII and is not an approval of the merits of the IRA or of any investment permitted by the IRA.

			     Warburg  Pincus Funds
			     c/o State Street Bank
			       And Trust Company
				 P.O. Box 9030
			     Boston, MA 02205-9030

			       STATE STREET BANK
			       AND TRUST COMPANY
			     INDIVIDUAL RETIREMENT
			       CUSTODIAL ACCOUNT

         THE  FOLLOWING  PROVISIONS  OF  ARTICLES  I TO  VII  ARE  IN  THE
FORM PROMULGATED BY THE IRS IN FORM 5305-A FOR USE IN ESTABLISHING AN INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT.

ARTICLE I

         The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in
Section  402(a)(5), 402(a)(6),  402(a)(7),  403(a)(4),  403(b)(8)  or
408(d)(3) of the Code or an employer contribution to a simplified employee pension plan as described in Section 408(k).

ARTICLE II

         The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1) No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5) of the Code). 2) No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3), which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV

1) Notwithstanding any provisions of this Agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations section 1.408-8,
    including  the incidental   death   benefit   provisions of  Proposed
    Regulations   Section 1.401(a)(9)-2,  the provisions of which are
    incorporated by reference.

2) Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3) The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 701/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a)     A single-sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

    (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4) If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

   (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

            (i) be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death; or

            (ii) be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 701/2.

   (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

   (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5) In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6) The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1) The Depositor agrees to provide the Custodian with information necessary for the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Sections 1.408-5 and 1.408-6.

2) The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles that may be added or incorporated, the provisions of Articles through and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and the related regulations will be invalid.

ARTICLE VII

This Agreement will be amended from time to time to comply with the provisions of the Code and regulated regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

ARTICLE VIII

1) As used in this Article the following terms have the following meanings:

		"Custodian" means State Street Bank and Trust Company.

		"Fund" means a mutual fund or registered investment company that is specified in the Adoption Agreement, or that is designated by the Distributor named in the Adoption Agreement, as being available as an investment for the custodial account, provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence in order to be a Fund hereunder.

        	"Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

        	In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

        	"Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

        	In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

2) The Depositor may revoke the custodial account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the custodial account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative
    expenses, commissions or sales  charges,   fluctuations  in market  value
    or  other  changes.

3) All contributions to the custodial account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as the Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

	    The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor without liability for interest or for loss of income or appreciation. If any directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the custodial account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

      	All investment directions by the Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     	All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's account shall be retained in the account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Fund.

4) Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article).

5) Any purchase or redemption of shares of a Fund for or from the Depositor's account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

    	Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

6) The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's custodial account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the custodial account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the custodial account.

	The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the custodial account. In the discretion of the Custodian, records maintained by the Service Company with respect to the account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

7) Neither the Custodian nor any other party providing services to the custodial account will have any responsibility for rendering advice with respect to the investment and reinvestment of the Depositor's custodial account, nor shall such parties be liable for any loss or diminution in value which results from the Depositor's exercise of investment control over his custodial account. The Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his custodial account, and neither the Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the custodial account.

8) The Depositor may appoint an investment advisor with respect to the custodial account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

	The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the custodial account hereunder without additional authorization by the Depositor or the Custodian.

9) Distribution of the assets of the custodial account shall be made at such time and in such form as the Depositor (or the Beneficiary if the Depositor is deceased) shall elect by written order to the Custodian. The Depositor acknowledges that any distribution (except for distribution on account of the Depositor's disability or death, return of an "excess contribution" referred to in Code Section 408(d), or a "rollover" from this custodial account) made earlier than age 591/2 may subject the Depositor to an "additional tax on early distributions" under Code
    Section 72(t). For that purpose, the Depositor will be considered disabled if the Depositor can prove, as provided in Code Section 72(m)(7), that the Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or Beneficiary) by appropriate distribution instructions to the Custodian to insure that the distribution requirements of Code Section 401(a)(9) and the Article above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the custodial account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor (and/or the Depositor's surviving spouse) will not be recalculated; any such election may be in such form as the Depositor (or surviving
    spouse) provides  (including  the  calculation  of  minimum   distribution
    amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions to the Custodian in accordance with
    such  method).  Neither  Custodian nor any other  party   providing
    services  to  the  custodial   account   assumes  any responsibility  for
    the tax  treatment of any  distribution  from the  custodial account;
    such responsibility rests solely with the person ordering the distribution.

10) The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of the Depositor (or the Beneficiary if the Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the custodial account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be responsible for complying with an order that appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and the Custodian has no duty of further inquiry. Any distributions from the account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent
    thereof  completely   discharge  the Custodian's liability for such
    payment.

11) (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the custodial account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire custodial account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the custodial account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the custodial account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means the Depositor during his or her lifetime; after the Depositor's death, it also means the Depositor's spouse if the spouse begins to receive a portion of the custodial account (pursuant to such a designation by the Depositor) under a form of distribution permitted by Article IV. A designation by the Depositor's spouse shall relate solely to the balance remaining in the spouse's portion of the custodial account after the death of the spouse.

    (b) When and after distributions from the custodial account to the Depositor's Beneficiary commence, all rights and obligations assigned to the Depositor hereunder shall inure to, and be enjoyed and exercised by, the Beneficiary instead of the Depositor.

12) (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) of the Code and the regulations thereunder or otherwise.

    (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

   (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the custodial account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the custodial account.

    (d) The Depositor shall file any reports to the Internal Revenue Service that are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to
	advise the Depositor   concerning  or  monitor  the   Depositor's
	compliance   with  such requirement.

13) (a) The Depositor retains the right to amend this custodial account document in any respect at any time, effective on a stated date that shall be at least 60 days after giving written notice of the amendment (including its exact terms) to the Custodian by registered or certified mail, unless the Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this custodial account document as so amended, it may resign in accordance with Section 17 below.

    (b) The Depositor delegates to the Custodian the Depositor's right so to amend, provided the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this custodial account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to the Depositor, and the Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to the Depositor is mailed, the Depositor either (i) gives the Custodian a written order for a complete distribution or transfer of the custodial account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

    		Pending the adoption of any amendment necessary or desirable to conform this custodial account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's custodial account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the account.

    (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of the Custodian without its prior written consent.

    (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

14) (a) The Custodian shall terminate the custodial account if this Agreement is terminated or if, within 30 days (or such longer time as the Custodian may agree) after resignation or removal of the Custodian under Section 17, the Depositor has not appointed a successor
	that  has  accepted  such appointment.   Termination  of  the
	custodial account shall be effected by distributing all assets thereof in a single payment in cash or in kind to the Depositor, subject to the Custodian's right to reserve funds as provided in
	Section 17.

    (b) Upon termination of the custodial account, this custodial account document shall have no further force and effect, and the Custodian shall be relieved from all further liability hereunder or with respect to the custodial account and all assets thereof so distributed.

15) (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the custodial account for expenses attendant to those functions.

    (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from the Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

    (c) The parties do not intend to confer any fiduciary duties on the Custodian or Service Company (or any other party providing services to the custodial account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or deductibility of any contribution to the custodial account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) or propriety of any distribution hereunder, which matters are the responsibility of the Depositor and the Depositor's Beneficiary.

    (d) As soon as is practicable after the close of each taxable year, and whenever required by the Code, or Regulations thereunder, the Custodian and Service Company shall each file with the Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the custodial account at its close. Upon the expiration of 60 days after such a report is sent to the Depositor (or Beneficiary), the Custodian and Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which the Depositor shall have filed written objections with the Custodian or Service Company within such 60-day period.

   (e) The Service Company shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the custodial account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

    (f) The Depositor shall always fully indemnify the Service Company, Distributor, Fund(s) and Custodian, and save them harmless from any and all liability whatsoever that may arise either (i) in connection with this Agreement and the matters that it contemplates, except that which arises directly out of the Service Company's, Distributor's or Custodian's negligence or willful misconduct; or
	(ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor that is in full compliance with Section 10. Neither the Service Company nor the Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and the Depositor, and unless fully indemnified for so doing to that party's satisfaction.

   (g)  The  Custodian   and  Service   Company  shall  each  be responsible
	solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

   (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from the Depositor or Beneficiary, or any investment advisor appointed under
	Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, the Custodian will carry out the requirements of any apparently valid court order relating to the custodial account and will incur no liability or responsibility for so doing.

16) (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Disclosure Statement furnished to the Depositor. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to the Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by the Depositor.

    (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such
	assets,   and  all  other administrative  expenses  incurred by the
	Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the custodial account) shall be charged to the custodial account.

    (c) All such fees and taxes and other administrative expenses charged to the custodial account shall be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the custodial account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees that remain outstanding after 60 days may be subject to a collection charge.

17) (a) Upon 30 days' prior written notice to the Custodian, the Depositor may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to the Depositor, whereupon the Depositor shall appoint a successor to the Custodian.

    (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code
	Section 408(a)(2). Upon receipt by the Custodian of written acceptance by its successor of such successor's appointment, the Custodian shall transfer and pay over to such successor the assets of the custodial account and all records (or copies thereof) of the Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

   (c) Any Custodian shall not be liable for the acts or comissions of its predecessor or its successor.

18) References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

19) Except where otherwise specifically required in this Agreement, any notice from the Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

20) The Depositor or the Depositor's Beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of the Depositor or the Depositor's Beneficiary, or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the custodial account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his or her Beneficiary.

21) When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such Commonwealth.

	This Agreement is intended to qualify under Code Section 408(a) as an individual retirement custodial account and to entitle the Depositor to the retirement savings deduction under Code Section 219 if available, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

   	However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and the Depositor is referred to the Depositor's attorney for any such assurances.

22) The Depositor should seek advice from the Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the custodial account, and ordering the Custodian to make distributions from the account. The Depositor acknowledges that the Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

23) Articles through of this Agreement are in the form promulgated by the Internal Revenue Service. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

24) The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security Number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

			    WARBURG  PINCUS  FUNDS





			    WARBURG  PINCUS  FUNDS
			       P.O.  BOX  9030,
			    BOSTON,  MA  02205-9030
			  800-WARBURG (800-927-2874)